Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

TAPPIN BY GLOBALSCAPE REMOTE DATA ACCESS SOLUTION NOW AVAILABLE

DIRECTLY TO SCALE COMPUTING CUSTOMERS

TappIn™ joins HC3 ecosystem as Technology Alliance Partner

SAN ANTONIO – February 26, 2013 —Business critical data is now just a few clicks or button taps away for users of Scale Computing’s HC3 virtualization platform. TappIn™ by Globalscape® today announced an agreement to join Scale Computing’s Technology Alliance Program. The agreement makes the TappIn remote and secure access solution available to all HC3 users on April 1, 2013.

TappIn gives Scale Computing HC3 customers the ability to easily access and securely share all stored files on the HC3 appliance. Using SSL encryption to safeguard content, TappIn securely enables file sharing from any desktop web browser or mobile device platform, including Apple iPhone®, Google® Android™ and Windows® Phone.

“Companies of all sizes and in every industry recognize that important business transactions can’t always wait until you can get back home or to the office,” says Bill Buie, Globalscape EVP of Sales and Marketing. “TappIn is designed to help businesses maintain workflow and efficiency no matter where you are.”

“Immediate and secure data access from anywhere can give our customers a substantial operational advantage,” said Patrick Conte, EVP and GM of world-wide Field Operations for Scale. “TappIn provides one of the easiest solutions to deploy and manage, which is why we chose them as our first file sync-n-share partner. We believe they will be a great addition to our growing HC3 ecosystem of trusted, reliable application providers which our VARs and customers can leverage for quality, value-added features.”

Developed by Scale Computing, HC3 is a hyperconverged solution that combines servers, storage, and virtualization into the industry’s first product that delivers virtualized infrastructure-as-an-appliance. With no virtualization software to license and no external storage to buy, HC3 lowers out of pocket costs by as much as 75 percent and removes all of the complexity of managing a virtualized environment. Additionally, it eases the challenges of working with multiple vendors and enables IT departments to redistribute resources to other areas.

TappIn will be made available to Scale Computing’s Platinum Resellers and customer base of small to medium-sized businesses through Scale Computing’s Technology Alliance Partner website. All users who download the app will receive a 30-day free trial of the TappIn Pro Edition, which provides seamless, mobile access to your data, access to OnTapp secure cloud storage service, direct WebDAV access to content and administrative functionality to support groups of users. Customers can then choose to continue using the Pro Edition or switch to TappIn’s Standard Edition. Special pricing for Scale Computing customers will be announced when the program becomes available on April 1.

HC3 customers may purchase Tappin products by visiting www.tappin.com. To learn more about Scale Computing, visit www.scalecomputing.com or call 877-SCALE-59.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. With its 2011 acquisition of Seattle-based TappIn Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.